OPPENHEIMER QUEST VALUE FUND, INC.

Amendment No. 1 to By-Laws: Filed with Post-Effective Amendment No. 40, 12/18/97, to Registration Statement on Form N-1A of Oppenheimer Quest Capital Value Fund, Inc. (Reg. No. 2-65223) and incorporated herein by reference.

Investment Advisory Agreement dated 6/2/97: Filed with Post-Effective Amendment No. 40, 12/18/97, to Registration Statement on Form N-1A of Oppenheimer Quest Capital Value Fund, Inc. (Reg. No. 2-65223) and incorporated herein by reference.

Amendment dated 10/22/97 to Investment Advisory Agreement: Filed with Post-Effective Amendment No. 40, 12/18/97, to Registration Statement on
Form N-1A of Oppenheimer Quest Capital Value Fund, Inc. (Reg. No. 2-65223) and incorporated herein by reference.

Subadvisory Agreement dated 11/5/97: Filed with Post-Effective Amendment No. 40, 12/18/97, to Registration Statement on Form N-1A of Oppenheimer Quest Capital Value Fund, Inc. (Reg. No. 2-65223) and incorporated herein by reference.